                                                                    EXHIBIT 10.1











                            STOCK PURCHASE AGREEMENT


                                      AMONG


                    SPECIALTY TRANSPORTATION SERVICES, INC.,
                             AN ILLINOIS CORPORATION


                                       AND


                                MICHAEL SIZEMORE

                                       AND

                                GARY I. GOLDBERG


                            DATED AS OF JULY 23, 1998

                               TABLE OF CONTENTS

1.       DEFINITIONS..............................................................................................1

2.       THE PURCHASE AND SALE....................................................................................3

2.1.      PURCHASE AND SALE.......................................................................................3

3.       REPRESENTATIONS AND WARRANTIES...........................................................................4

3.1.      TITLE...................................................................................................4
3.2.      POWER AND AUTHORITY OF STOCKHOLDERS.....................................................................4
3.3.      NO STOCKHOLDER PROHIBITION..............................................................................4
3.4.      ORGANIZATION, QUALIFICATION AND CORPORATE POWER.........................................................4
3.5.      NONCONTRAVENTION........................................................................................4
3.6.      NO CONSENTS.............................................................................................5
3.7.      CAPITALIZATION..........................................................................................5
3.8.      SUBSIDIARY..............................................................................................5
3.9.      FINANCIAL STATEMENTS; BOOKS AND RECORDS.................................................................6
3.10.      RECENT EVENTS..........................................................................................6
3.11.      UNDISCLOSED LIABILITIES................................................................................7
3.12.      TAX MATTERS............................................................................................8
3.13.      TITLE AND CONDITION OF PROPERTIES......................................................................9
3.14.      AGREEMENTS AND AUTHORIZATIONS..........................................................................9
3.15.      ACCOUNTS RECEIVABLE....................................................................................9
3.16.      POWERS OF ATTORNEY....................................................................................10
3.17.      LITIGATION............................................................................................10
3.18.      EMPLOYEES; EMPLOYMENT MATTERS.........................................................................10
3.19.      EMPLOYEE BENEFIT PLANS................................................................................10
3.20.      LICENSES, PERMITS AND APPROVALS.......................................................................11
3.21.      UNLAWFUL PAYMENTS.....................................................................................11
3.22.      COMPLIANCE WITH LAWS..................................................................................11
3.23.      INSURANCE.............................................................................................11
3.24.      ENVIRONMENT, HEALTH, AND SAFETY.......................................................................12
3.25.      BROKERS' FEES.........................................................................................12
3.26.      DISCLOSURE............................................................................................12

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................13

4.1.      ORGANIZATION...........................................................................................13
4.2.      NONCONTRAVENTION.......................................................................................13
4.3.      NO CONSENTS............................................................................................13
4.4.      BROKERS' FEES..........................................................................................14
4.5.      FULL DISCLOSURE........................................................................................14

5.       COVENANTS PRIOR TO CLOSING..............................................................................14

5.1.      CONDUCT OF OPERATIONS..................................................................................14
5.2.      NOTICE OF CHANGES......................................................................................14
5.3.      CONFIDENTIALITY........................................................................................14

                                                                                                                PAGE

6.       CONDITIONS TO OBLIGATION OF BUYER.......................................................................15

6.1.      REPRESENTATIONS AND WARRANTIES.........................................................................15
6.2.      OBLIGATIONS............................................................................................15
6.3.      STOCKHOLDERS'CERTIFICATE...............................................................................15
6.4.      THIRD PARTY CONSENTS...................................................................................15
6.5.      NO ADVERSE CHANGE......................................................................................15
6.6.      TERMINATIONS...........................................................................................15
6.7.      RESIGNATIONS...........................................................................................16

7.       CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS...........................................................16

7.1.      REPRESENTATIONS AND WARRANTIES.........................................................................16
7.2.      OBLIGATIONS............................................................................................16
7.3.      BUYER'S CERTIFICATE....................................................................................16
7.4.      CORPORATE RESOLUTIONS..................................................................................16

8.       TERMINATION.............................................................................................16

8.1.      TERMINATION............................................................................................16
8.2.      EFFECT OF TERMINATION..................................................................................17

9.       CLOSING.................................................................................................17

9.1.      TIME AND PLACE OF CLOSING..............................................................................17
9.2.      DOCUMENTS TO BE DELIVERED BY THE STOCKHOLDERS..........................................................17
9.3.      DOCUMENTS TO BE DELIVERED BY THE BUYER.................................................................17

10.      POST-CLOSING OBLIGATIONS OF THE PARTIES.................................................................18

10.1.     FURTHER OBLIGATIONS OF THE PARTIES.....................................................................18
10.2.     NO INTERFERENCE........................................................................................18

11.      SURVIVAL OF WARRANTIES AND INDEMNIFICATION..............................................................19

11.1.     SURVIVAL...............................................................................................19
11.2.     INDEMNIFICATION BY THE STOCKHOLDERS....................................................................19
11.3.     LIMITS ON STOCKHOLDERS' INDEMNIFICATION................................................................19
11.4.     INDEMNIFICATION BY BUYER...............................................................................20
11.5.     LIMITS ON BUYER'S INDEMNIFICATION......................................................................20
11.6.     MATTERS INVOLVING THIRD PARTIES........................................................................20

12.      MISCELLANEOUS PROVISIONS................................................................................21

12.1.     NO THIRD PARTY BENEFICIARIES...........................................................................22
12.2.     ENTIRE AGREEMENT.......................................................................................22
12.3.     SUCCESSION AND ASSIGNMENT..............................................................................22
12.4.     COUNTERPARTS...........................................................................................22
12.5.     NOTICES................................................................................................22
12.6.     GOVERNING LAW; EXCLUSIVE JURISDICTION..................................................................23
12.7.     AMENDMENTS AND WAIVERS.................................................................................23
12.8.     SEVERABILITY...........................................................................................23
12.9.     EXPENSES...............................................................................................24
12.10.     CONSTRUCTION..........................................................................................24
12.11.     INCORPORATION OF EXHIBITS AND SCHEDULES...............................................................24
12.12.     REMEDIES..............................................................................................24
12.13.     ENFORCEMENT EXPENSES..................................................................................25
12.14.     DIRECTLY OR INDIRECTLY................................................................................25

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
                                                                                                                PAGE

12.15.     TIME OF THE ESSENCE...................................................................................25

                                    EXHIBITS


Company Disclosure Schedule
---------------------------

Schedule 3.5                 Noncontravention
Schedule 3.6                 Required Consents
Schedule 3.9                 Financial Statements
Schedule 3.10                Recent Events
Schedule 3.11                Liabilities
Schedule 3.12(c)             Audits
Schedule 3.17                Litigation

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") entered into as of July 23, 1998 ("AGREEMENT DATE"), by and among Specialty Transportation Services, Inc., an Illinois corporation ("BUYER"), Michael Sizemore ("SIZEMORE") and Gary I. Goldberg ("GOLDBERG"). Sizemore and Goldberg are referred to herein collectively as the "STOCKHOLDERS." Each of Buyer and the Stockholders are referred to herein individually as a "PARTY" and any two or more of them are referred to herein collectively as the "PARTIES."


                                    RECITALS

         A. The Stockholders, collectively, own one hundred percent (100%) of the issued and outstanding shares of the capital stock of Dump Truck Services, Inc., a Maryland corporation (the "COMPANY") engaged in the business of transporting dry bulk commodities in dump vehicles (the "BUSINESS").

         B. The Stockholders desire to sell and Buyer desires to acquire, the Stock upon the terms and subject to the conditions set forth in this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                                     ARTICLE
                                       1.
                                   DEFINITIONS

         "AFFILIATE" means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise.

         "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, Security Interests, losses, expenses, and fees, including all attorneys' fees and court costs.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all applicable Federal, state, foreign and local laws, rules, regulations, court orders and judicial doctrines relating to the protection of health, safety and the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "HAZARDOUS SUBSTANCE" means any substance, whether solid, liquid or gaseous in nature which is or becomes defined as "hazardous waste", a "hazardous substance", a "pollutant", a "contaminant" or any other special material under any Federal, state, foreign or local statute, regulation, rule or ordinance, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, (42 USC ss. 9601 et seq.) and the Resource Conservation and Recovery Act (42 USC ss. 6901 et seq.); and petroleum products, including gasoline, diesel fuel, fuel oil, crude oil and motor oil and the constituents and fractions thereof.

         "INDEBTEDNESS" of any Person means all obligations of such Person which should be classified upon a balance sheet of such Person as liabilities of such entity, and in any event, shall include (i) all obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets; (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; and (iv) capitalized lease obligations.

          "KNOWLEDGE" means the knowledge that a reasonable person under similar circumstances would have after investigation and inquiry.

         "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness, including, any liability for Taxes.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect or impact upon the Business, assets, financial condition, results of operations, or prospects of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated hereby.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Company or Buyer, consistent with past custom and practice of the Company or Buyer, respectively, as the context herein may require (including with respect to quantity and frequency).

         "PERSON" means any individual, trust, corporation, partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

         "PLANS" means: (i) all employee benefit plans as defined in Section 3(3) of ERISA; (ii) all other severance pay, deferred compensation, excess benefit, vacation, stock, stock option, fringe benefit and incentive plans, contracts, schemes, programs, funds, commitments, or arrangements of any kind; and

(iii) all other plans, contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, whether written or oral, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any employee, former employee, partner, director, officer, shareholder, consultant, or independent contractor of the Company and (a) to which the Company has been a party or by which it is or has been bound or (b) with respect to which the Company has made any payments or contributions since December 31, 1995 or (c) to which the Company may otherwise have any liability (including any such plan or arrangement formerly maintained by the Company).

         "SECURITY INTEREST" means any mortgage, pledge, security interest, charge, lien or other encumbrance or right of any third party.

         "TAX" or "TAXES" means any Federal, state, local, or foreign income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                     ARTICLE
                                       2.
                              THE PURCHASE AND SALE

2.1. PURCHASE AND SALE. Subject to the provisions of this Agreement, Buyer will purchase, and the Stockholders will sell, transfer and assign to Buyer, all of the Stock, which will constitute all of the issued and outstanding shares of capital stock of the Company as of the Closing Date (as defined herein), for an aggregate purchase price (the "PURCHASE PRICE") of One Million Four Hundred Thousand Dollars ($1,400,000) plus interest at the rate of eight and one-half percent (8 1/2%) per annum from May 1, 1998 to the Closing Date, which amount shall be paid by wire transfer in immediately available funds, (i) $700,000 to Sizemore plus one-half (1/2) of the aforementioned interest; and (ii) $700,000 to Goldberg plus one-half (1/2) of the aforementioned interest.

                                     ARTICLE
                                       3.
                         REPRESENTATIONS AND WARRANTIES

         As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholders hereby, jointly and severally, represent and warrant to Buyer that all of the statements contained in this Agreement are correct and complete as of the date of this Agreement, except as set forth in the schedules attached to this Agreement disclosing exceptions to the representations and warranties set forth herein (the "COMPANY DISCLOSURE SCHEDULE").

         3.1. TITLE. Each Stockholder has good and marketable title to the shares of the Stock which are to be sold, transferred and assigned by such Stockholder pursuant to this Agreement, free and clear of any and all Security Interests, options or rights of any nature which, together with the Stock owned by the other Stockholder, constitutes all of the Stock of the Company.

         3.2. POWER AND AUTHORITY OF STOCKHOLDERS. Each Stockholder has the full right, power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         3.3. NO STOCKHOLDER PROHIBITION. Neither Stockholder is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by either Stockholder or the consummation of the transactions contemplated hereby.

         3.4. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and correct copies of the Articles of Incorporation and By-Laws of the Company as amended to date, have been made available or have been delivered to Buyer. The Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified except where the failure to so qualify would not have a Material Adverse Effect.

         3.5. NONCONTRAVENTION. Except as set forth on Schedule 3.5 of the Company Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine which violation or conflict would have a Material Adverse Effect;
(b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Company or any of the Stockholders are specifically subject which violation or conflict would have a Material Adverse Effect or any provision of the Articles of Incorporation or By-Laws of the Company's or result in the creation of any Security Interest upon any of the Company' assets pursuant to the terms thereof or (c) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or approval under, any material contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject, except where such violations, conflicts, breaches, defaults or other events would not result in a Material Adverse Effect or materially delay or interfere with the consummation of the transactions contemplated hereby.

         3.6. NO CONSENTS. Neither the Company nor any of the Stockholders are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person, in order for the parties hereto to consummate the transactions contemplated hereby and in order that such transactions will not constitute a breach or violation of, result in a right of termination or acceleration of or result in the creation of any Security Interest on any of the Company's assets pursuant to the provisions of, any material agreement, arrangement or understanding or any license, franchise or permit, except for (a) those notices, filings, authorizations, consents and approvals listed on
Schedule 3.6 of the Company Disclosure Schedule and (b) except for such notices, filings, authorizations, consents or approvals, which if not obtained or made, would not have a Material Adverse Effect.

         3.7. CAPITALIZATION. The authorized capital stock of the Company consists solely of the following shares of Stock: 1,000 shares of which 500 shares are issued to Sizemore and 500 shares are issued to Goldberg as of the date hereof. All of the issued and outstanding shares of the Stock of the Company have been duly authorized, validly issued and on the Closing Date will be fully paid, and nonassessable, and are not subject to any preemptive rights. There are no currently outstanding or authorized options, warrants, rights, contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which is binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock or securities convertible into or exchangeable for its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company, and there are no contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any shares of capital stock of the Company. There are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of any of the capital stock of the Company.

         3.8. SUBSIDIARY. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

         3.9. FINANCIAL STATEMENTS; BOOKS AND RECORDS.

              (a) The Stockholders have provided Buyer with the following financial statements of the Company, correct and complete copies of which are set forth on Schedule 3.9 of the Company Disclosure Schedule (collectively the "FINANCIAL STATEMENTS"): (i) unaudited balance sheet ("LATEST BALANCE SHEET") and related statement of income of the Company as of and for the fiscal year ended December 31, 1997. The Financial Statements are correct and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and fairly present the financial condition and results of operations of the Company in all material respects as of the times and for the periods referred to therein.

              (b) The corporate minute books of the Company, copies of which have heretofore been provided or made available to Buyer, correctly reflect all resolutions adopted and all other material corporate actions taken at all meetings or through consents of the directors and the Stockholders of the Company. The stock transfer books and stock ledgers of the Company are complete and correctly reflect all issuances and transfers of the capital stock of the Company.

         3.10. RECENT EVENTS. Since December 31, 1997, the Company has not experienced or suffered any Material Adverse Effect. Without limiting the generality of the foregoing, except as reflected on the Latest Balance Sheet or
Schedule 3.10 of the Company Disclosure Schedule, since December 31, 1997, the Company has not:

              (a) sold, leased, transferred or assigned any of their assets, tangible or intangible, other than in the Ordinary Course of Business;

              (b) accelerated, terminated, modified, canceled or committed any material breach of any Contract, involving more than $10,000;

              (c) canceled, compromised, waived, or released any Indebtedness right or claim (or series of related rights and claims) either involving more than $10,000 or otherwise outside the Ordinary Course of Business;

              (d) experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of their properties or assets (other than ordinary wear and tear not caused by neglect);

              (e) incurred any Indebtedness for borrowed money or created or suffered to exist any Security Interest upon any of their assets, other than borrowings by the Company for the purchase of equipment in the Ordinary Course of Business;

              (f) changed the manner in which the Business has been conducted, including, without limitation, collection of accounts receivable or payment of accounts payable;

              (g) changed the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates;

              (h) changed the relationships with any customer, supplier or other contractors or agents which might reasonably be expected to have a Material Adverse Effect on any of their assets, the Business or the prospects of the Buyer with respect to any of the foregoing;

              (i) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock, or any securities convertible or exchangeable into any of its capital stock;

              (j) declared, set aside, or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

              (k) entered into any transaction, arrangement or contract with, or distributed or transferred any cash, property or other assets to, any officer, director, stockholder, agent or other insider or Affiliate of the Company (other than wages, salaries and employee benefits in the Ordinary Course of Business);

              (l) made or committed to make any capital expenditures or entered into any other material transaction outside the Ordinary Course of Business or involving an expenditure in excess of $100,000;

              (m) entered into, amended or modified in any material respect any Plan;

              (n) entered into any employment agreement or collective bargaining agreement or granted any increase in excess of $5,000 in the salary of any officer or employee or paid any bonus to any officer or employee;

              (o) experienced any work interruptions, labor grievances or claims, or any event or condition of any character, which could result in a Material Adverse Effect;

              (p) entered into, amended, modified or terminated any Contract;

              (q) consummated any material transaction outside the Ordinary Course of Business; or

              (r) committed (orally or in writing) to any of the foregoing.

         3.11. UNDISCLOSED LIABILITIES.

              (a) The Company has no Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of the Company giving rise to any Liability), except for (i) Liabilities set forth on the face of the

         Latest Balance Sheet; (ii) Liabilities, which have arisen after the December 31, 1997 in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, environmental liability, product liability, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand); and (iii) Liabilities otherwise expressly disclosed in this Agreement or the Company Disclosure Schedule.

              (b) Set forth on Schedule 3.11 of the Company Disclosure Schedule is, in the case of those Liabilities which are not fixed, a reasonable estimate of the maximum amount which may be payable with respect thereto. For each such Liability for which the amount is not fixed or is contested, the Stockholders have provided to Buyer the following information: (i) a summary description of the Liability: (ii) copies of all relevant documentation relating thereto; (iii) amounts claimed and any other action or relief sought; (iv) name of claimant and all other parties to the claim, suit or proceeding; and (v) a reasonable best estimate of the maximum amount, if any, which is likely to become payable with respect to each such Liability; and if no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

         3.12. TAX MATTERS.

              (a) The Company has filed all Tax Returns that it was required to file on or prior to the date hereof. To the best of Stockholders' Knowledge, all such Tax Returns were correct and complete in all material respects and accurately reflected all Liability for Taxes for the periods covered thereby. All Taxes owed and due by the Company for results of operations through the Effective Date (whether or not shown in any Tax Return) have been paid or have been adequately reflected on the Latest Balance Sheets. The Company and the Stockholders have not received written notice of any claim made by any authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction other than letters of inquiry which have been addressed by filing tax returns or determinations that no taxes were due. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax when due.

              (b) The Company has withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee.

              (c) To the best of Stockholders' Knowledge, there is no Basis on which any taxing authority could assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending written dispute or claim concerning any Tax Liability of the Company. The Stockholders have previously provided to Buyer correct copies of all Tax Returns filed with respect to the Company for taxable periods ended on or before December 31, 1996. Except as set forth in Schedule 3.12(c) of the Company Disclosure Schedule, none of such Tax Returns have been audited, and none currently are the subject of audit, and there are no examination reports or open or unpaid statements of deficiencies assessed against or agreed to by any of the Company for such taxable periods.

              (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.


         3.13. TITLE AND CONDITION OF PROPERTIES.

              (a) The Company does not presently own or lease any real estate.

              (b) The Company owns good and marketable title, free and clear of all Security Interests, to all of the personal property and assets reflected on the Latest Balance Sheet or acquired after the date of the Latest Balance Sheet, except for (i) Security Interests which secure Indebtedness set forth on the Latest Balance Sheet; (ii) imperfections of title which are not, in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby; and (iii) Security Interests for current Taxes not yet due and payable, the Liability with respect to which is reserved on the Latest Balance Sheet.

              (c) The Company does not presently lease any equipment.

              (d) All of the material machinery, vehicles, equipment and other tangible personal property and assets are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the Ordinary Course of Business. The personal property and assets shown on the Latest Balance Sheet or acquired after December 31, 1997, include all assets necessary to the conduct of the Business as presently conducted. None of the Stockholders, other employees or independent contractors of the Company or its Affiliates own any rights in any assets, real or personal, which are used in the Business.

         3.14. AGREEMENTS AND AUTHORIZATIONS. All of the material agreements entered into by the Company as of the date of this Agreement are in full force and effect. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a breach or default by the Company under any such agreements. Neither the Company nor the Stockholders are aware of any material default by the other parties to such agreements.

         3.15. ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company, are reflected properly on the Latest Balance Sheet and those which arise thereafter through Closing, arose or will arise out of bona fide, arm's length transaction for the sale of goods or services, are valid receivables subject to no set-offs or counterclaims other than those effected in the Ordinary Course of Business, are current and collectible in the Ordinary Course of Business using normal collection practices, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet. Since December 31, 1997, there has not been a material change in the aggregate amount of the accounts receivable of the Business or the aging thereof.

         3.16. POWERS OF ATTORNEY. There are no outstanding powers of attorney executed by or on behalf of the Company.

         3.17. LITIGATION. Schedule 3.17 of the Company Disclosure Schedule sets forth each instance in which the Company or any of the Stockholders is, in connection with the Business (a) subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or is, to the best of Stockholders' Knowledge, threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.17 of the Company Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect. To the best of Stockholders' Knowledge, no Basis exists on which any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company.

         3.18. EMPLOYEES; EMPLOYMENT MATTERS.

              (a) The Company is not a party to or bound by any collective bargaining agreements, and the Company has not experienced any strikes, grievances, other collective bargaining disputes or claims of unfair labor practices. To the best of Stockholders' Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company.

              (b) To the best of Stockholders' Knowledge, the Company has complied with all applicable laws relating to labor, including, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and to the best of Stockholders' Knowledge, none of the Company are liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing.

         3.19. EMPLOYEE BENEFIT PLANS.

              To the best of Stockholders' Knowledge, the Plan is in compliance with its terms and with ERISA and other applicable laws (including, without limitation, compliance with the health care continuation requirements of COBRA and any proposed regulations promulgated thereunder), and with all other material agreements and instruments applicable to any Plan. The Company has received a favorable determination letters as to the qualification under the Code of the pension plan, as defined in Section 3(2) of ERISA, and there have been no amendments or other developments since the date of such determination letters which would cause the loss of such qualified status. No violation of ERISA has at any time occurred in connection with the administration of the Plan, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or threatened against the Plan, or any administrator or fiduciary thereof, which could result in any liability. The Plan can be terminated within thirty days, without payment of any additional contribution or amount and, except as otherwise mandated by ERISA, without the vesting or acceleration of any benefits promised by such Plan.

         3.20. LICENSES, PERMITS AND APPROVALS. The Company has obtained all material governmental and regulatory licenses, authorizations, franchises, certificates, permits and approvals, and all material quality, safety and other industry group certifications and approvals ("PERMITS") necessary to the conduct of the Business. All such Permits are in full force and effect and all of such Permits are adequate for the operation of the Business as it is presently being conducted. To the best of Stockholders' Knowledge, there are no violations by the Company of, or any claims or proceedings, pending or threatened, challenging the validity of or seeking to discontinue, any Permits. The Company has conducted and are conducting the Business in compliance with the material requirements, standards, criteria and conditions set forth in the Permits, are not in violation of any of the foregoing where such non-compliance or violation would result in the revocation of such Permit.

         3.21. UNLAWFUL PAYMENTS. To the best of Stockholders' Knowledge, no payments of either cash or other consideration have been made to any Person by any of the Company or any Stockholder or on behalf of the Company by any agent, employee, officer, director, stockholder or other Person, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over the Company.

         3.22. COMPLIANCE WITH LAWS. The Company is in compliance in all material respects with and have not in the past violated any applicable law, rule or regulation of any Federal, state, local or foreign government or agency thereof where the failure to comply would have a Material Adverse Effect, and no written notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by the Company or filed, commenced or to the best of Stockholders' Knowledge, threatened against the Company alleging any such violation. The Company has conducted and are conducting the Business in material compliance with the material requirements, standards, criteria and conditions set forth in applicable laws, statutes, ordinances, permits, licenses, orders, approvals, authorizations, variances, rules, regulations, judicial decrees, common law and civil law, of all jurisdictions having authority over the Business and the assets, and none of them is in violation of any of the foregoing which might have a Material Adverse Effect.

         3.23. INSURANCE. With respect to each such insurance policy to the best of Stockholders' Knowledge: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) the Company or any other party to the policy, is not in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated in writing any provision thereof.

         3.24. ENVIRONMENT, HEALTH, AND SAFETY.

              (a) The Company has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in material compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

              (b) The Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

              (c) All properties and equipment used by the Company is now and at all relevant times have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Hazardous Substances.

         3.25. BROKERS' FEES. Neither the Company or any of the Stockholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company could become liable or otherwise obligated.

         3.26. DISCLOSURE. None of the representations and warranties of the Company or the Stockholders contained herein, or any other statements by the Company and the Stockholders in this Agreement or the Company Disclosure Schedule, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. This Agreement, including the Company Disclosure Schedule hereto, together with all other documents and information made available by the Company and the Stockholders to the Buyer and its representatives pursuant hereto, present fairly the business and operations of the Company.

                                     ARTICLE
                                       4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to the Company and the Stockholders to enter into and perform their respective obligations under this Agreement, Buyer hereby represents and warrants to each of the Stockholders that the statements contained in this Article 4 are true and correct as of the date hereof.

         4.1. ORGANIZATION. Buyer is a corporation duly organized and validly existing under the laws of the State of Illinois.

         4.2. AUTHORIZATION OF TRANSACTION. Buyer has full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The entry into and performance hereof have been duly authorized by all necessary corporate action on the part of Buyer in accordance with its corporate charter, by-laws and applicable law and this Agreement constitutes a valid agreement, binding upon and enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principle and the availability of equitable remedies.

         4.3. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine which violation or conflict would have a material adverse effect,
(b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Buyer is specifically subject which violation or conflict would have a material adverse effect or any provision of its Articles of Incorporation or By-Laws, or result in the creation of any Security Interest upon any of Buyer's assets pursuant to the terms thereof, or
(c) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Buyer is a party or by which it is bound or to which its assets are subject, except where such violations, conflicts, breaches, defaults or other events would not result in a material adverse effect or materially delay or interfere with the consummation of the transactions contemplated hereby.

         4.4. NO CONSENTS. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement except for such notices, filings, authorizations, consents or approvals which, if not obtained or made, would not have a material adverse effect.

         4.5. BROKERS' FEES. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Stockholders are or could become liable or obligated.

         4.6. FULL DISCLOSURE. None of the representations and warranties of Buyer contained herein, or any other statements by Buyer in this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. This Agreement, including the schedules hereto, together with all other documents and information made available by Buyer to the Company and their representatives pursuant hereto, present fairly the business and operations of Buyer.

                                     ARTICLE
                                       5.
                           COVENANTS PRIOR TO CLOSING

         5.1. CONDUCT OF OPERATIONS. Prior to the Closing Date, the Company will not engage and the Stockholders will not cause the Company to engage in any practice, take or omit to take any action, or enter into any transaction, arrangement or contract outside the ordinary course of business and not in compliance with the terms of this Agreement. Prior to the Closing Date, it will continue to operate the Business in the ordinary course of business, and will preserve, and enforce, in the ordinary course of business, all rights with respect thereto, including, but not limited to, its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

         5.2. NOTICE OF CHANGES. Between the Agreement Date and the Closing Date, the Company and each Stockholder agree to notify Buyer in writing promptly of any occurrence or state of facts which will result in any of the warranties and representations contained in Article 3 hereof not being true and correct in any material respect if restated as of the Closing Date.

         5.3. CONFIDENTIALITY. Prior to the Closing, Buyer will treat and hold as confidential all of the confidential information of the Business disclosed to Buyer by the Company and the Stockholders (the "CONFIDENTIAL INFORMATION"), and shall refrain from using or disclosing any of the Confidential Information except (a) to authorized representatives of the Company, or (b) to counsel or other advisers (provided such advisers other than counsel agree to comply with the confidentiality provisions of this Section 5.3), unless disclosure is required by law or order of any governmental authority under color of law and except to the extent Buyer is required to disclose the existence and nature of this Agreement pursuant to the United States securities laws. In the event that, prior to the Closing, Buyer is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Buyer will notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 5.3. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Buyer may disclose the Confidential Information to the tribunal; provided, however, that Buyer shall, upon the request of the Company, exert all reasonable efforts to obtain, at the reasonable request of the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company shall reasonably designate. Notwithstanding the foregoing, Buyer shall be entitled to make any public disclosure made necessary by Buyer's status as a subsidiary of a public company or as otherwise required under agreements with its lenders and investors.


                                     ARTICLE
                                       6.
                        CONDITIONS TO OBLIGATION OF BUYER

         The obligations of Buyer to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

         6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects as of the date when made and on the Closing Date as if made again on the Closing Date;

         6.2. OBLIGATIONS. Each of the Stockholders shall have performed and complied in all material respects with all of their respective covenants, duties and obligations hereunder through the Closing Date;

         6.3. STOCKHOLDERS' CERTIFICATE. Buyer shall have received a certificate dated the Closing Date, signed and verified by the Stockholders certifying in such detail as Buyer and its counsel may request, that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

         6.4. THIRD PARTY CONSENTS. All of the third party consents and approvals set forth on Schedule 3.6 of the Company Disclosure Schedule shall have been obtained by the Stockholders and delivered to Buyer;

         6.5. NO ADVERSE CHANGE. Since December 31, 1997, there shall have occurred no Material Adverse Change in the Business, operation results, financial condition, operations or prospects of the Business;

         6.6. TERMINATIONS. All agreements between and among the Stockholders of the Company shall have terminated by a written instrument satisfactory in form and substance to Buyer and its counsel, without payment by or liability to the Company;

         6.7. RESIGNATIONS. Stockholders shall have delivered to Buyer, except as otherwise requested by Buyer, the written resignations of all of the officers and directors of the Company.

         Buyer may waive any condition, in whole or in part, specified in this
Article 6 if it executes a writing so stating at or prior to the Closing Date.

                                     ARTICLE
                                       7.
                  CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS

         The obligations of the Stockholders to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

         7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and on the Closing Date as if made again on the Closing Date;

         7.2. OBLIGATIONS. Buyer shall have performed and complied with all of its covenants, duties and obligations hereunder through the Closing Date;

         7.3. BUYER'S CERTIFICATE. Buyer shall have delivered to the Stockholders a certificate signed by an officer of Buyer to the effect that each of the conditions specified above in Sections 7.1 and 7.2 have been satisfied in all respects;

         7.4. CORPORATE RESOLUTIONS. Buyer shall have delivered to the Stockholders (i) a copy of the text of the resolutions by which the corporate action on the part of Buyer necessary to approve this Agreement were taken, certified by Buyer's corporate secretary and (ii) an incumbency certificate signed by an officer of Buyer certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

         The Stockholders may waive, in whole or in part, any condition specified in this Article 7 if they execute a writing so stating at or prior to the Closing Date.

                                     ARTICLE
                                       8.
                                   TERMINATION

         8.1. TERMINATION. Either the Stockholders or Buyer may terminate this Agreement at any time prior to the Closing Date as provided below:

              (a) the Stockholders and Buyer may terminate this Agreement by mutual written consent;

              (b) Buyer may terminate this Agreement upon written notice to the Stockholders in the event any of the Stockholders or the Company have breached any representation, warranty or covenant contained in this Agreement which has not been cured prior to such termination upon at least 10 days' prior written notice to the Stockholders; or

              (c) the Stockholders may terminate this Agreement upon written notice to Buyer in the event Buyer has breached any representation, warranty or covenant of Buyer contained in this Agreement which has not been cured prior to such termination upon at least 10 days' prior written notice to Buyer.

         8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no further liability on the part of the Buyer or the Stockholders, except for breaches of this Agreement prior to the time of such termination, and except that the covenants and agreements set forth in Sections 5.3 and 12.9 and this Section 8.2 shall survive such termination indefinitely.

                                     ARTICLE
                                       9.
                                     CLOSING

         9.1. TIME AND PLACE OF CLOSING. The consummation of the purchase and sale of the Stock and the related transactions and deliveries herein provided for ("CLOSING") shall take place at 10:00 a.m., local time, at a date specified by Buyer as soon as practicable after all of the conditions set forth in Articles 6 and 7 shall have been satisfied, or at such other time or place as the parties hereto may mutually agree. The date and time of Closing are referred to herein as the "CLOSING DATE."

         9.2. DOCUMENTS TO BE DELIVERED BY THE STOCKHOLDERS. At the Closing, the following instruments and documents shall be delivered or provided to Buyer by the Stockholders:

              (a) Certificates evidencing all of their respective shares of the Stock, together with assignments separate from certificates or duly endorsed in a form sufficient to effect the transfers thereof to Buyer;

              (b) The Stockholders shall deliver each of the documents, instruments or other items specified in Sections 6.3 and 6.4; and

              (c) The Stockholders shall deliver such other documents or instruments as Buyer may reasonably request in order to give effect to the transactions contemplated hereby.

         9.3. DOCUMENTS TO BE DELIVERED BY THE BUYER. At the Closing, the following instruments, documents shall be delivered or provided to the Stockholders by Buyer:

              (a) Buyer shall deliver a bank draft or certified checks or confirmation of the wire transfer of funds in the amount set forth in
         Section 2.1 hereof;

              (b) Buyer shall deliver each of the documents, instruments and other items specified in Sections 7.3 and 7.4; and

              (c) Buyer shall deliver such other documents or instruments as the Company may reasonably request in order to give effect to the transactions contemplated hereby.

                                     ARTICLE
                                      10.
                     POST-CLOSING OBLIGATIONS OF THE PARTIES

         10.1. FURTHER OBLIGATIONS OF THE PARTIES. Each Party shall execute all certificates, instruments and other documents and take all actions reasonably requested by the other Party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions herein provided for.

         10.2. NO INTERFERENCE. None of the Stockholders shall in any manner take or cause to be taken any action which is designed or intended, or might be reasonably anticipated to have the effect of discouraging customers, contractors, suppliers, referral sources, governmental agencies, insurance companies, lessors, consultants, advisors and other business associates from maintaining the same business relationships with the Company or the Business after the date of this Agreement as were maintained with the Business prior to the date of this Agreement, and the Stockholders will use their best efforts to insure that such business relationships are maintained.


                                     ARTICLE
                                      11.
                   SURVIVAL OF WARRANTIES AND INDEMNIFICATION

         11.1. SURVIVAL. All of the representations and warranties of the Stockholders contained in Article 3 hereof, shall survive the Closing (regardless of any knowledge or investigation of Buyer, and shall continue in full force and effect for a period of one (1) year thereafter provided that the representations and warranties concerning title to the shares of Stock as set forth in Section 3.1, Taxes and Plans shall survive to the applicable statutes of limitation with respect thereto (the "SURVIVAL PERIOD"), after which such representations and warranties shall terminate and have no further force or effect. All of the representations and warranties of Buyer contained in Article 4 hereof (the "BUYER REPRESENTATIONS") shall survive the Closing (regardless of any Knowledge or investigation of the Stockholders) and shall continue in full force and effect until the expiration of the Survival Period. All covenants of the Parties in this Agreement shall survive the Closing and shall continue in full force thereafter.

         11.2. INDEMNIFICATION BY THE STOCKHOLDERS. Subject to Section 11.3, each of the Stockholders shall, jointly and severally, indemnify, defend and hold Buyer, its officers, directors, stockholders, employees and agents harmless from and against the entirety of any Adverse Consequences Buyer may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences Buyer may suffer after the end of the Survival Period with respect to claims made within such period ("BUYER INDEMNIFIABLE LOSSES"), resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of the Stockholders set forth in this Agreement or in the Company Disclosure Schedule, Exhibits or certificates delivered by them in connection herewith; (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Stockholders set forth in this Agreement; (iii) without limiting the generality of the foregoing, any claim by any Person asserting any ownership interest in or rights to acquire any capital stock in the Company; (iv) any claims by third parties made against any of the Company or Buyer after the Closing Date arising from or relating to any action, inaction, event, occurrence or circumstance occurring or existing prior to the Closing to the extent not provided for in the Latest Balance Sheet, and (v) the costs and expense of defending any action, demand or claim by any third-party against or affecting Buyer which, if true or successful, would give rise to a breach of representations, warranties or covenants of the Stockholders, even if such action, demand or claim ultimately proves to be untrue or unfounded.

         11.3. LIMITS ON STOCKHOLDERS' INDEMNIFICATION. The obligation of the Stockholders to indemnify Buyer under Section 11.2 above shall be subject to the following:

              (a) No Stockholder shall have any obligation to indemnify Buyer from and against any Buyer Indemnifiable Losses unless Buyer makes a written claim to the Stockholders within the Survival Period with respect to the breach which gives rise to such Buyer Indemnifiable Losses.

              (b) Notwithstanding anything to the contrary contained herein, in no event shall the Stockholders have any obligation to indemnify Buyer for an amount which in the aggregate exceeds the Purchase Price.

         11.4. INDEMNIFICATION BY BUYER. Subject to Section 11.5, Buyer shall indemnify, defend and hold the Stockholders harmless from and against the entirety of any Adverse Consequences the Stockholders may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences the Stockholders may suffer after the end of the Survival Period with respect to claims made within such period ("STOCKHOLDERS INDEMNIFIABLE LOSSES"), resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of Buyer set forth in this Agreement, or in the certificates delivered by them in connection herewith; or (ii) any nonfulfillment or breach of any covenant or agreement on the part of Buyer set forth in this Agreement.

         11.5. LIMITS ON BUYER'S INDEMNIFICATION. The obligation of Buyer to indemnify the Stockholders under Section 11 above shall be subject to the following:

              (a) Buyer shall have no obligation to indemnify the Stockholders from and against any Stockholders Indemnifiable Losses unless the Stockholders make a written claim within the Survival Period with respect to the breach of which gives rise to such Stockholders Indemnifiable Losses.

         11.6. MATTERS INVOLVING THIRD PARTIES.

              (a) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim by such Indemnified Party for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Agreement, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is damaged thereby.

              (b) Any Indemnifying Party will have the right to assume the defense of the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice, reasonably satisfactory to the Indemnified Party, so long as (i) the Indemnifying Party notifies the Indemnified Party, within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party (or by such earlier date as may be necessary under applicable procedural rules in order to file a timely appearance and response) that the Indemnifying Party is assuming the defense of such Third Party Claim and will indemnify the Indemnified Party against such Third Party Claim in accordance with the terms and limitations of this Section 11.6(b), (ii) the Indemnifying Party provides the Indemnified Party with reasonable evidence that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder with respect thereto, and
         (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

              (c) So long as the conditions set forth in Section 11.6(b) are and remain satisfied, then (i) the Indemnifying Party may conduct the defense of the Third-Party Claim in accordance with Section 11.6(b);
         (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has an actual or potential conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed), (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement, which either imposes an injunction or other equitable relief upon the Indemnified Party or does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, and (v) the Indemnified Party shall, at the Indemnifying Party's reasonable request and at the Indemnifying Party's expense, cooperate in the defense of the matter. In the event that the conditions in Section 11.6(b) are not satisfied in the case of any Third Party Claim, then the Indemnified Party may assume control of the defense of such claim; provided that, -------- except as provided in
         Section 11.6(d) below, the Indemnified Party may not enter into any settlement or consent to the entry of any judgment with respect to the matter without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

              (d) If any injunction or other equitable relief is entered against the Indemnified Party during the course of any Third Party Claim, if brought during the General Survival Period, and such injunction or equitable relief is not removed within ten (10) days (an "INDEMNIFIED PARTY CONTROLLED CLAIM"), then (i) the Indemnified Party may assume control of the defense of, and, subject to the provisions of this
         Section 11.6(d), consent to the entry of any judgment or enter into any settlement with respect to, such Indemnified Party Controlled Claim, and (ii) the Indemnifying Parties will remain responsible in accordance with the terms and limitations of this

         Section 11.6 for any Buyer Indemnifiable Losses which Buyer may suffer arising out of or relating to such Indemnified Party Controlled Claim. The Indemnified Party may consent to the entry of any judgment or enter into any settlement of any Indemnified Party Controlled Claim in any manner it may deem appropriate, and the Indemnifying Party shall not be entitled to raise any objection in any other forum or proceeding to the amount or appropriateness of any such judgment or settlement.


                                     ARTICLE
                                      12.
                            MISCELLANEOUS PROVISIONS

         12.1. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         12.2. ENTIRE AGREEMENT. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior communications, understandings, agreements, or documents with regard thereto.

         12.3. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties provided that Stockholders shall have the right to assign rights to receive payments hereunder to family members or family partnerships or trusts for estate planning purposes.

         12.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         12.5. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail); or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

     If to Buyer:                                     With a Copy to:

     Specialty Transportation Services, Inc.          Sachnoff & Weaver, Ltd.
     5979 McCasland Avenue                            30 South Wacker Drive
     Portage, Indiana 46368                           Suite 2900
     Attn: Barbara Milligan                           Chicago, Illinois 60606
     Fax:  219/764-4747                               Attn:    Joel R. Schaider
                                                      Fax:     312/207-6400

     If to the Stockholders:                          And a Copy To:

     Gary I. Goldberg                                 Craig D. Stepnicka, Esq.
     7418 Oak Avenue                                  2311 W. 22nd Street
     Gary, Indiana 46403                              Suite 207
     Fax:  219/938-8235                               Oak Brook, Illinois 60523
                                                      Fax:     630/571-3821

     Michael Sizemore
     2155 D. Northbridge Avenue
     Baltimore, Maryland 21226

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         12.6. GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. Stockholders agree that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court of the Northern District of Illinois, Eastern Division, at Buyer's discretion. The Stockholders irrevocably and unconditionally submit to the jurisdiction of such court in any such action or proceeding and expressly waive any objection relating to the basis for personal or in rem jurisdiction or to venue which they now or hereafter have in any such action or proceeding. The Stockholders agree that service of process may be made by mailing a copy of the summons to each of them at their addresses set forth above or at such other addresses which the Stockholders may subsequently specify to Buyer by written notice.

         12.7. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and each of the Stockholders. No waiver by any Party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

         12.8. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         12.9. EXPENSES. Except as otherwise explicitly provided in this Agreement, each of Buyer and the Stockholders will bear his or its own direct and indirect costs and expenses (including fees and expenses of legal counsel, audit and accounting fees, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. The Stockholders represent, warrant and covenant that the Company shall not pay or incur any Liability for, and the Company has not paid or incurred any Liability for, any fees or expenses of the Stockholders associated with the transactions contemplated hereby, and the Stockholders agree that the Purchase Price will be reduced dollar for dollar by any amount by which any of the Company pay or are so charged.

         12.10. CONSTRUCTION. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Notwithstanding the foregoing, in no event shall any party be entitled to "double count" or recover twice with respect to any matter hereunder. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.11. INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules hereto are incorporated herein by reference and made a part hereof.

         12.12. REMEDIES. Each of the Parties acknowledges and agrees that each other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which it may be entitled, at law or in equity. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies of law or inequity.

         12.13. ENFORCEMENT EXPENSES. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing Party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and costs incurred in resolving such dispute.

         12.14. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken by such Person, directly or indirectly, through one or more intermediaries.

         12.15. TIME OF THE ESSENCE. Time shall be of the essence of this Agreement and of every part hereof.

                                    * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.


                                   BUYER:
                                   -----

                                SPECIALTY TRANSPORTATION SERVICES, INC.


                                By:  /s/ Barbara A. Milligan
                                   -------------------------------------------
                                Name:       Barbara A. Milligan
                                Title:      Executive Vice President


                                THE STOCKHOLDERS:
                                ----------------


                                /s/ Gary I. Goldberg
                                ----------------------------------------------
                                Gary I. Goldberg


                                /s/ Michael Sizemore
                                ----------------------------------------------
                                Michael Sizemore

                                  SCHEDULE 3.5

                                NONCONTRAVENTION


None.

                                  SCHEDULE 3.6

                                    CONSENTS


Order dated June 4, 1998 (Docket No. MA04980009) approving the Petition for Authority to Transfer Capital Stock filed with the Department of Environmental Protections Division of Solid and Hazardous Waste, State of New Jersey.

                                  SCHEDULE 3.9

                              FINANCIAL STATEMENTS

                                  SCHEDULE 3.10

                                  RECENT EVENTS

None.

                                  SCHEDULE 3.11

                             UNDISCLOSED LIABILITIES

None.

                                SCHEDULE 3.12(C)

                                   TAX RETURNS

None.

                                  SCHEDULE 3.17

                                   LITIGATION

None.